Exhibit 8.1

DEBEVOISE & PLIMPTON LLP	919 Third Avenue
New York, NY 10022
Tel 212 909 6000
Fax 212 909 6836
www.debevoise.com

January 27, 2004

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Citigroup Global Markets, Inc.

Morgan Stanley & Co. Incorporated

Wachovia Capital Markets, LLC

Morgan Keegan & Company, Inc.

SunTrust Capital Markets, Inc.

As Representatives of the Several Underwriters

Protective Life Corporation
PLC Capital Trust V
Registration Statement on Form S-3
Prospectus Supplement dated January 20, 2004

Ladies and Gentlemen:

We have acted as special tax counsel to Protective Life Corporation, a Delaware corporation (the “Company”), and PLC Capital Trust V (the “Trust”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by the Company, of a Registration Statement on Form S-3 (File No. 333-105003) (the “Registration Statement”), relating to the issuance and sale by the Trust of 4,000,000 6.125% Trust Originated Preferred SecuritiesSM (liquidation amount $25 per security).

In furnishing this opinion, we have reviewed the Registration Statement and the Prospectus Supplement referred to above (the “Prospectus Supplement”).  In addition, we have examined such records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  In this examination, we have assumed (i) the genuineness of all signatures on relevant documents, including the Amended and Restated Declaration of Trust of PLC Capital Trust V dated January 27, 2004 (the “Amended and Restated Declaration of Trust”), (ii) the authenticity, validity and enforceability of all relevant documents, including the Amended and Restated Declaration of Trust, (iii) conformity to original documents of all documents submitted to us as certified or copies, (iv) the transactions

New York • Washington, D.C. • London • Paris • Frankfurt • Moscow • Hong Kong • Shanghai

described in the Prospectus Supplement are performed in the manner described therein and (v) full compliance with the terms of the Amended and Restated Declaration of Trust.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, (i) we are of the opinion that the Trust will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes and (ii) we confirm that the statements of law and legal conclusions set forth under the heading “United States Federal Income Tax Consequences” in the Prospectus Supplement represent our opinion.

Our opinion is based upon the Internal Revenue Code of 1986, as amended, treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. No assurance can be given that the law and facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

Very truly yours,

/s/ Debevoise & Plimpton LLP

DEBEVOISE & PLIMPTON LLP	919 Third Avenue
New York, NY 10022
Tel 212 909 6000
Fax 212 909 6836
www.debevoise.com

January 27, 2004

Protective Life Corporation

2801 Highway 280 South

Birmingham, AL 35223

Protective Life Corporation
PLC Capital Trust V
Registration Statement on Form S-3
Prospectus Supplement dated January 20, 2004

Ladies and Gentlemen:

We have acted as special tax counsel to Protective Life Corporation, a Delaware corporation (the “Company”), and PLC Capital Trust V (the “Trust”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), by the Company, of a Registration Statement on Form S-3 (File No. 333-105003) (the “Registration Statement”), relating to the issuance and sale by the Trust of 4,000,000 6.125% Trust Originated Preferred SecuritiesSM  (liquidation amount $25 per security).

In furnishing this opinion, we have reviewed the Registration Statement and the Prospectus Supplement referred to above (the “Prospectus Supplement”). In addition, we have examined such records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In this examination, we have assumed (i) the genuineness of all signatures on relevant documents, including the Amended and Restated Declaration of Trust of PLC Capital Trust V dated January 27, 2004 (the “Amended and Restated Declaration of Trust”), (ii) the authenticity, validity and enforceability of all relevant documents, including the Amended and Restated Declaration of Trust, (iii) conformity to original documents of all documents submitted to us as certified or copies, (iv) the transactions described in the Prospectus Supplement are performed in the manner described therein and (v) full compliance with the terms of the Amended and Restated Declaration of Trust.

Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, (i) we are of the opinion that the Trust will be classified as a

New York • Washington, D.C. • London • Paris • Frankfurt • Moscow • Hong Kong • Shanghai

grantor trust and not as an association taxable as a corporation for federal income tax purposes and (ii) we confirm that the statements of law and legal conclusions set forth under the heading “United States Federal Income Tax Consequences” in the Prospectus Supplement represent our opinion.

Our opinion is based upon the Internal Revenue Code of 1986, as amended, treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. No assurance can be given that the law and facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to a report of the Company on Form 8-K and its incorporation by reference into the Registration Statement and to the reference to us under the heading “United States Federal Income Tax Consequences” in the Prospectus Supplement forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Debevoise & Plimpton LLP